UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

310 HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada		20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Square Cambridge MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(289) 668-7222

4536 Portage Road,
Niagara Falls, Ontario Canada L2E6A8
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2009, 310 Holdings, Inc., (the “Company”) entered into an stock purchase agreement (the “Agreement”) whereby the Company agreed to sell 66,667 shares of the Company’s common stock  to John Bordynuik, Inc. (“JBI”), a Delaware corporation for an aggregate value of $200,000.

Item 3.02.  Unregistered Sales of Equity Securities

As more fully described in Item 1.01, on June 30, 2009 the Company sold 66,667 shares of the Company’s common stock to JBI at a share price of $3.00 per share for an aggregate value of $200,000.

The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. This determination was based on the representations of JBI, which included, in pertinent part, that JBI was an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that JBI was acquiring our common stock for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that JBI understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 8.01. Other Events

The Company has incorporated John Bordynuik, Inc., as a wholly owned subsidiary in the State of Nevada.

Item 9.01 Financial Statement And Exhibit.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

310 HOLDINGS, INC.

Dated: June 30, 2009	By:	/s/ John Bordynuik
Name: John Bordynuik
Title: Chief Executive Officer